Testing the Waters Materials Related to Series #CASTLEII

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#CASTLEII

'88 NES CASTLEVANIA II: SIMON'S QUEST

THIS INITIAL OFFERING IS COMING SOON!


Simon's Quest

CURRENT VALUE: $18,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

#CASTLEII

'88 NES CASTLEVANIA II: SIMON'S QUEST

FINANCIALS

Initial Offering Share Price	$9.00
Number of Shares	2,000
Initial Offering Market Cap.	$18,000
Storage Location	Rally

ASSET SPECIFICATIONS

Game	Castlevania II: Simon’s Quest
System	NES
Manufacturer	Konami
Production Year	1988
Box Variant	Rev-A, Round SOQ, First-Party H-Seam
Rarity	1 of 9 (Wata 9.6 A+)
Authentication	Wata
Box Grade	9.6
Seal Rating	A+
Certification No.	578190-011

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#CASTLEII

'88 NES CASTLEVANIA II: SIMON'S QUEST VIDEO GAME

COMING SOON

RSE Archive, LLC is "testing the waters" to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. "Share" or "Stock" refers to interests in a series of RSE Archive, LLC. This communication does not constitute a solicitation to purchase or an offer to sell securities - visit our website rallyrd.com for full terms & conditions. Full details and disclaimers on http://rallyrd.com/disclaimer.

#CASTLEII | $18K

COMPARABLE ASSET VALUE



ASSET VALUE

+417.6%

TRANSACTIONS

3

"It was a game tailor-made for what the culture of being a Nintendo gamer was, 20 years ago."

IGN

November 2007

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#CASTLEII

'88 NES CASTLEVANIA II: SIMON'S QUEST

Castlevania II: Simon's Quest followed up the franchise debut with a pivot toward a "new, free-roaming direction." Despite the popular success of its predecessor, Castlevania II boldly offered gamers an alternative to the "linear adventure" style of Castlevania, with an open-ended world to explore, proving to be an inflection point in the long-running series. #CASTLEII is a 1988 NES Castlevania II: Simon's Quest Video Game graded Wata 9.6 A+. With none graded higher in the Wata population #CASTLEII has a Round SOQ — meaning it was part of an early print-run (before March 1989).

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Simon's Quest

#CASTLEII | *Visuals*

Nearly 40 titles from the Castlevania series have been released across multiple platforms since its debut.

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#CASTLEII | *Timeline*

Sep. 1889 Nintendo Karuta is founded in Kyoto, Japan by Fusajiro Yamauchi as a hand-painted playing card production company.

Jan. 1959 Nintendo and Walt Disney enter into an agreement to print cards featuring Disney's animated characters.

Jul. 1983 Nintendo releases the Family Computer ("Famicom") home video game console in Japan.

Oct. 1985 The Nintendo Entertainment System (NES) is launched in New York City as a test market, followed by a February 1986 release in Los Angeles.

Sep. 1986	The NES is given a full North American release and Nintendo subsequently sells over 60 million units worldwide.
May. 1987	Castlevania is released in the U.S.
Nov. 1988	Castlevania II: Simon's Quest is released for the NES in the U.S.. #CASTLEII is printed.
Aug. 2021	Rally enters into an agreement to acquire #CASTLEII and offer it on the Rally platform.

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“Castlevania II was the perfect game to play in 1988."
-IGN 🕹️

1 of 9️⃣ NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+ w/ 0️⃣ graded higher open now 🧛

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